United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2018

SUNSTOCK, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

000-54830 (Commission File Number)	46-1856372 (IRS Employer Identification No.)

111 Vista Creek Circle, Sacramento, California (principal executive offices)	95835 (Zip Code)

(916) 860-9622

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On January 30, 2018, but effective on February 5, 2018, the registrant and Digital Arts Media Network, Inc. (“Digital Arts Media”) executed that certain Advisory Agreement for Management Consulting Agreement (the “Agreement”), whereby Digital Arts Media agreed to provide services to the registrant for the purpose assisting the registrant with strategizing, developing and executing viable plans to secure investment interest from both private investors and the public markets. A further description of the services which may be provided to the registrant is attached to the Agreement as Addendum A.

The Agreement shall commence on February 5, 2018, and shall continue for one year from the Effective Date (the “Term”). The Agreement may be terminated “without cause,” for any reason, by the registrant or Digital Arts Media either (a) within the first 90 days from February 5, 2018, or modified in its terms, conditions and compensation as both parties agree to in writing; or (b) the other party is the subject of liquidation, insolvency, bankruptcy or a similar proceeding (provided that in the case of any involuntary proceeding, such proceeding is not dismissed within ninety days of filing. Termination “without cause” shall not affect any vested interest or earned compensation.

Notwithstanding any termination of this Agreement, the registrant shall (a) remain obligated to pay for any compensation earned and expenses incurred by Digital Arts Media through the date of termination; and (b) if the registrant effects, implements and/or benefits from any development, strategy, business model, partnership, strategic relationship, etc., within 24 months following the date of termination, with any person, entity or item that prior to such termination (i) Digital Arts Media identified to the registrant as a potential participant in the development of the registrant’s business, (ii) contacted or was contacted directly or indirectly by the registrant or Digital Arts Media via Digital Arts Media’s contacts with respect to Digital Arts Media adhering to performance obligations, (iii) conducted R&D, or, (iv) any strategy, plan, method or business model, then Digital Arts Media shall be entitled to a royalty and/or other type of compensation as if this Agreement were in full force and affect, regardless of whether Digital Arts Media is involved in initiating or consummating the opportunity.

Upon the signing of this Agreement, the registrant shall remit to Digital Arts Media an amount equal to $350,000.00, and 3.5% of the registrant’s outstanding shares of its common stock. In addition, Digital Arts Media shall be entitled to receive compensation in the form of equity in an amount equal to 7.5% of the registrant’s outstanding shares of its common stock once the registrant is ready to begin its pre-token generated event (“TGE”) funding. Digital Arts Media shall be entitled to receive compensation in the form of the registrant’s “Tokens” equal to 7.5% of any future issuance of the registrant’s future Tokens. At registrant’s sole and absolute discretion, the registrant may pay to Digital Arts Media a performance bonus from time to time throughout the term of this Agreement in cash, equity and/or future tokens.

A copy of the Agreement is attached hereto as an exhibit.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of business acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Shell company transactions. Not applicable.

(d)	Exhibits.

Exhibit No.	Identification of Exhibit
10.1*	Advisory Agreement for Management Consulting Agreement dated January 30, 2018.

*       Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2018.	SUNSTOCK, INC.

	By:	/s/ Jason C. Chang
Jason C. Chang, President